L. ROY PAPP & ASSOCIATES
                              PAPP STOCK FUND, INC.
                         PAPP AMERICA-ABROAD FUND, INC.
                       PAPP AMERICA-PACIFIC RIM FUND, INC.
                              PAPP FOCUS FUND, INC.
                     PAPP SMALL & MID-CAP GROWTH FUND, INC.

                                 CODE OF ETHICS

                            Adopted December 21, 1994
                              Amended June 28, 2000

         The purpose of this Code of Ethics ("Code") is to establish standards and procedures to be followed by the Access Persons (as defined in Rule 17j-1 under the Investment Company Act of 1940 (the "Investment Company Act") except that for purposes of this Code Access Persons shall not include the unaffiliated directors of the Funds) of L. Roy Papp & Associates (the "Adviser") and by the unaffiliated directors of each of Papp Stock Fund, Inc., Papp America-Abroad Fund, Inc., Papp America-Pacific Rim Fund, Inc., Papp Focus Fund, Inc., and Papp Small & Mid-Cap Growth Fund, Inc. (collectively, the "Funds") to avoid any conflict of interest, or the appearance of any conflict of interest, between the interests of the Funds, their shareholders and other investment advisory clients of the Adviser (the "Clients"), and the interests of the Adviser and its Access Persons.

         This Code of Ethics has been adopted by the Boards of Directors of the Funds and by the Adviser to address these concerns and to meet the legal requirements imposed by the Investment Company Act and the rules thereunder.

                               GENERAL PRINCIPLES

I.       Prohibitions

         The Investment Company Act and rules thereunder make it illegal for any person covered by the Code, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by the Funds to:

          (a)  employ any device, scheme or artifice to defraud the Funds;

          (b) make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading or in any way mislead the Funds regarding a material fact;

          (c) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Funds; or

          (d)  engage in any manipulative practice with respect to the Funds.

II.      Personal Securities Transactions

         A purpose of this Code is to regulate the personal securities transactions by Access Persons of the Adviser and unaffiliated directors of the Funds as part of an effort to detect and prevent conduct that might violate the general prohibitions outlined above. A personal securities transaction is a transaction in a security in which a person subject to this Code has a beneficial interest. Security is interpreted very broadly for this purpose, and includes any right to acquire any security, for example, an option or warrant.

         One has a beneficial interest in a security in which one has, directly or indirectly, the opportunity to share in any profits derived from action in the security, or in which one has an indirect interest, including securities or in which he or his spouse, minor children, or other dependents living in his household, have an interest or which are held by a partnership of which he is a general partner. Technically, the rules under section 16 of the Securities Exchange Act of 1934 will be applied to determine if one has a beneficial interest in a security (even if the security would not be within the scope of section 16). Examples of beneficial interest are attached as Appendix A.

         In any situation where the potential for conflict exists, transactions for Clients and the Funds must take precedence over any personal transaction. The people subject to this Code owe a duty to Clients and the Funds to conduct their personal securities transactions in a manner that does not interfere with Clients' and the Funds' portfolio transactions or otherwise take inappropriate advantage of their relationship to Clients and the Funds. Situations not specifically governed by this Code of Ethics will be resolved in light of this general principle.

         This Code of Ethics applies to all Access Persons of the Adviser (a listing of current Access Persons is attached hereto as Appendix B) and the unaffiliated directors of the Funds. However, a number of the restrictions contained in the Code do not apply to the unaffiliated directors of the Funds in their capacity as such.

III.     Restrictions on Personal Securities Transactions

         The following restrictions apply to all Access Persons of the Adviser and the unaffiliated directors of the Funds. No Access Person of the Adviser or unaffiliated director of a Fund shall:

         (a) Knowingly sell to or purchase from a Fund any security or other property, except for securities issued by that Fund.

         (b)      Knowingly sell to or purchase from a Client any security.

         (c) Purchase or sell for his or her personal account and benefit or for the account and benefit of any member of his or her immediate family, any security which the person knows or has reason to believe is being purchased or sold or considered for purchase or sale by a Fund or Client of the Adviser, until all Funds' or Clients' transactions have been completed or consideration of such transactions has been abandoned.

         This Section shall not restrict purchases or sales for the accounts of the Adviser's Clients provided that the Funds and the Clients are treated fairly and equitably in connection with those purchases and sales. A Client who pays a fee for the Adviser's services shall be treated in the same manner as all other Clients, even if the Client is related to a partner or employee of the Adviser or is an entity in which a partner or employee of the Adviser has an equity interest. At the date of adoption of this Code, such Clients include Marco Investment Company and Hillcrest Enterprises, both limited partnerships, in which Bruce C. Williams, a person subject to the Code, has an equity interest, Morris Carll, who is a relative of Rosellen C. Papp, a person subject to the Code, and Amy S. Clague, an unaffiliated director of each of the Funds.

         The following restrictions apply only to the Access Persons of the Adviser and do not apply to the unaffiliated directors of the Funds:

          (d) Purchases of any security in an initial public offering are prohibited. This is a flat prohibition and no exceptions will be permitted unless, in the case of a limited partnership, such purchase is made without the knowledge or participation of the Access Person.

          (e) No security shall be acquired in a private placement without the express written prior approval of Robert L. Mueller (hereafter, the "Compliance Officer") or L. Roy Papp (hereafter, "LRP"). In deciding whether that approval should be granted, the Compliance Officer or LRP will consider whether the investment opportunity should be reserved for Clients and/or the Funds and their shareholders, and whether the opportunity has been offered because of the person's relationship with Clients or the Funds. An Access Person of the Adviser who has been authorized to acquire a security in a private placement must disclose that investment if he or she later participates in consideration of an investment in that security by the Funds or Clients. Any investment decision relating to that security must be made by other personnel.

          (f) No Access Person of the Adviser may purchase or sell any derivative security, other than those specifically exempted under
               Section V of this Code.

          (g) Short-term trading in securities on the Adviser's active eligible list by Access Persons of the Adviser is discouraged. Any profits realized from the purchase and sale, or sale and purchase, of the same or equivalent securities within 60 calendar days must be disgorged even if the person is unaware of the violation. Any profit so realized will be required to be donated to a charitable organization selected by the Access Person and approved by the Compliance Officer or LRP. This restriction does not apply to any short-term trading in listed index options or futures contracts, or to any transaction (including exercise of an option within 60 days of its acquisition) which has received the prior approval of the Compliance Officer or LRP.

          (h) No Access Person of the Adviser may accept any gift or other thing of more than de minimis value from any person or other entity that does business with or on behalf of the Adviser or the Funds, or seeks to do business with or on behalf of the Adviser or the Funds. However, it is not the intent of this Code to prohibit the everyday courtesies of business life.

          (i) No Access Person of the Adviser may serve as a member of the board of directors or as a trustee of a publicly held company without the prior written approval of the Compliance Officer or LRP, based on a determination that the board service would not be inconsistent with the interests of Clients and the Funds and the Funds' shareholders. If an Access Person of the Adviser is serving as a board member or trustee of a publicly held company, that person shall not participate in making investment decisions relating to the securities of the company on whose board he or she sits.

IV.      Compliance Procedures

         A.       Access Persons of the Adviser

                  1. All Access Persons of the Adviser shall identify to the Compliance Officer any brokerage or other accounts in which they have a beneficial interest. All personal securities transactions by Access Persons of the Adviser must be conducted through those brokerage accounts that have been identified to the Compliance Officer. Each such brokerage account must be set up to deliver duplicate copies of all confirmations and statements to the Compliance Officer. No exceptions to this policy will be made.

                  2. All personal securities transactions by Access Persons of the Adviser, except transactions deemed exempt (as described in Section V entitled "Exempt Transactions") must be cleared in advance with the Compliance Officer or LRP. Personal securities transactions by the Compliance Officer must be precleared in advance by LRP and personal securities transactions by LRP must be cleared in advance by the Compliance Officer. If the proposed trade is not executed within two business days after preclearance, the preclearance will expire and the request must be made again.

                  3. No personal securities transaction by an Access Person of the Adviser will be precleared if it is known by the Access Person or the person asked to preclear the transaction that the Funds or any Client has a conflicting order pending or is actively considering a purchase or sale of the same security. A conflicting order is any order for the same security which has not been fully executed. A purchase or sale of a security is being "actively considered" if a recommendation to purchase or sell has been made for the Funds or any Client and is pending, or, with respect to the person making the recommendation, that person is seriously considering making the recommendation.

                  Under most circumstances, a personal securities transaction by an Access Person of the Adviser will not be approved until the first business day after completion of any transactions for the Funds or an investment counsel account of the Adviser.

                  4. Each Access Person of the Adviser shall disclose his or her personal securities holdings no later than ten days after the commencement of employment with the Adviser and annually thereafter as of December 31 of each year. Annual reports shall be delivered to the Compliance Officer no later than January 30 of the following year. The initial holdings and annual holdings reports shall contain the following information:

               o title, interest rate and maturity date (if applicable), number of shares and the principal amount of each security held beneficially;

               o the name of any broker, dealer or bank with or through which the Access Person maintains an account; and

               o    the date the report is submitted.

                  5. All Access Persons of the Adviser shall report all personal securities transactions during a month to the Compliance Officer no later than ten days after the end of the month, unless the Compliance Officer already has received copies of the broker's confirmation setting forth the personal securities transaction and all of the other information required below. Reports or confirmations relating to the personal securities transactions of the Compliance Officer shall be delivered to LRP. Monthly transactions reports, or confirmations in lieu of the monthly reports, shall contain the following information:

               For each transaction:

               o    the date of the transaction;

               o title, interest rate and maturity date (if applicable), number of shares and the principal amount of each security involved;

               o the nature of the transaction (i.e., purchase, sale, gift, or other type of acquisition or disposition);

               o    the price at which the transaction was effected;

               o the name of the broker, dealer or bank with or through which the transaction was effected; and

               o    the date the report is submitted.

         In addition, for each account established during the month in which securities are held for the benefit of an unaffiliated director of the Fund or an Access Person of the Adviser, the monthly report shall include:

               o the name of the broker, dealer or bank with whom the account was established;

               o    the date the account was established; and

               o    the date the report is submitted.

                  6. Any personal securities transaction by an Access Person of the Adviser which for any reason does not appear in the brokerage records described above shall be reported in a monthly transaction report as required by Paragraph 5 above.

                  7. The Compliance Officer shall monitor the trading patterns of all Access Persons of the Adviser. LRP will monitor the trading of the Compliance Officer.

         B.       Unaffiliated Directors of the Funds

                  1. Each unaffiliated director of the Funds shall report to the Compliance Officer, within ten days after the end of the calendar quarter in which a reportable transaction occurs, any personal securities transaction where the unaffiliated director, at the time of the transaction, knew, or in the ordinary course of fulfilling his or her duties as an unaffiliated director, should have known, that on the day of the transaction, or within 15 days before or after that day, a purchase or sale of that security was made by or considered for a Fund.

                  2. Reports of personal securities transactions may be in any form (including copies of confirmations or monthly statements) but shall include the following information:

               o    the date of the transaction;

               o title, interest rate and maturity date (if applicable), number of shares and the principal amount of each security involved;

               o the nature of the transaction (i.e., purchase, sale, gift, or other type of acquisition or disposition);

               o    the price at which the transaction was effected;

               o the name of the broker, dealer or bank with or through which the transaction was effected;

               o    the name of the reporting person; and

               o    the date the report is submitted.

                  3. The Compliance Officer shall monitor the trading patterns of all unaffiliated directors of the Funds.

         C. Annual Certification by Each Access Person of the Adviser and Unaffiliated Director of the Funds

                  1. Each Access Person of the Adviser and each unaffiliated director of the Funds is required to certify annually that he or she has read and understands the Code and recognizes that he or she is subject to the Code. Each Access Person of the Adviser is also required to certify annually that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code. To accomplish this, the Compliance Officer shall annually distribute a copy of the Code and request certification by all Access Persons and unaffiliated directors. The Compliance Officer shall be responsible for ensuring that all Access Persons and unaffiliated directors comply with the certification requirement.

                  2. Each Access Person of the Adviser who has not engaged in any personal securities transaction during the preceding year for which a report was required to be filed pursuant to the Code shall include a certification to that effect in his or her annual certification.

         D. The officers of the Funds shall prepare an annual report to the Boards of Directors of the Funds that:

               1. summarizes existing procedures concerning personal investing and any changes in those procedures during the past year;

               2. describes issues that arose during the previous year under the Code or procedures concerning personal investing, including but not limited to information about material violations of the Code and sanctions imposed;

               3. certifies to the Board that the Adviser and the Funds have adopted procedures reasonably necessary to prevent their Access Persons and unaffiliated directors from violating the Code; and

               4. identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

V.       Exempt Transactions

         The provisions of this Code are intended to restrict the personal investment activities of persons subject to the Code only to the extent necessary to accomplish the purposes of the Code. Therefore, the provisions of the Code, to the extent indicated below, shall not apply to the following transactions:

         A.       Exempt from all provisions of the Code:

               1. Purchases or sales effected in any account over which the persons subject to this Code have no direct or indirect influence or control.

               2. Purchases or sales of U.S. Government securities; shares of open-end investment companies, including but not limited to shares of the Funds; and bank certificates of deposit or commercial paper.

               3. Purchases or sales which are non-volitional on the part of either the person subject to this Code or the Funds.

               4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities to the extent such rights were acquired from such issuer.

         B. Exempt from all provisions of the Code except Paragraphs 1, 4, 5 and 6 of Section IV.A. and Paragraphs 1 and 2 of Sections IV.B. of the Code:

               1. Purchases and sales of municipal bonds and securities not actively followed by the Adviser, that is, securities not on the Adviser's active eligible list.

               2. Purchases which are part of an automatic dividend reinvestment plan.

               3. Purchases or sales which receive the prior written approval of the Compliance Officer or LRP because they are not inconsistent with this Code or the provisions of Rule 17j-1 under the Investment Company Act. A copy of Rule 17j-1 is attached as Appendix C.

               4. Purchase of a call option on a security (provided, however, that the exercise of a call option shall not be exempt from the provisions of this Code and shall require pre-clearance pursuant to Paragraph 2 of Section IV.A.).

               5. Purchase of a put option on a security that is not on the Adviser's active eligible list.

VI.      Failure To Comply

         Compliance with this Code is a condition of employment by the Adviser and retention of positions with the Funds. Taking into consideration all relevant circumstances, LRP will determine what action is appropriate for any breach of the provisions of the Code, except by an unaffiliated board member. Possible actions include letters of sanction, suspension, or termination of employment or removal from office. The Boards of Directors of the Funds shall determine what action is appropriate for any breach of the provisions of the Code by an unaffiliated director, which may include removal from the Board.

         Reports filed pursuant to the Code will be maintained in confidence but will be reviewed by the Compliance Officer and LRP to verify compliance with the Code. Additional information may be required to clarify the nature of particular transactions.

Retention of Records

         The Secretary of the Funds shall maintain the records listed below for a period of five years at the Funds' principal place of business in an easily accessible place:

         A.       a list of persons subject to the Code during the period;

         B. receipts signed by all persons subject to the Code acknowledging receipt of copies of the Code and that they are subject to it;

         C. a copy of each Code of Ethics that has been in effect at any time during the period;

         D. a copy of each report filed pursuant to the Code and a record of any known violations and actions taken as a result thereof during the period; and

         E. records evidencing prior approval of, and the rationale supporting, an acquisition by an Access Person of securities in a private placement.

                                     * * * *

                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

         I affirm that I have read and understand the Code of Ethics ("Code"). I acknowledge that I am subject to the Code and will comply with the Code in all respects.


- --------------------------------                              ----------------
         Signature                                                  Date

                        ANNUAL AFFIRMATION OF COMPLIANCE
                              FOR ACCESS PERSONS OF
                            L. ROY PAPP & ASSOCIATES

I affirm that:

          1. I have again read and, during the past year to the best of my knowledge, have complied with the Code of Ethics ("Code").

          2. I have provided to the Compliance Officer the names and addresses of each investment account that I have with any firm, including, but not limited to, broker-dealers, banks and others. (List of known accounts attached.)

          3. I have provided to the Compliance Officer of the firm copies of account statements showing each and every transaction in any security in which I have a beneficial interest, as defined in the Code during the most recently- ended calendar year.

             or

               During the most recent calendar year there were no transactions in any security in which I had a beneficial interest required to be reported pursuant to the Code.

          4. I have provided to the Compliance Officer a report of my personal securities holdings as of the end of the most recent calendar year, including the title, number of shares and principal amount of each security in which I have any direct or indirect beneficial ownership.





- --------------------------------                              ----------------
         Signature                                                  Date

                                   Appendix A


                        EXAMPLES OF BENEFICIAL OWNERSHIP

     For purposes of the Code, you will be deemed to have a beneficial interest in a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. Examples of beneficial ownership under this definition include:

o securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker, or by a relative, executor or administrator) or that you have pledged to another (as security for a loan, for example);

o securities held by a trust of which you are a beneficiary (except that, if you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

o securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, children or descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has a beneficial interest (using these rules) in the trust.

o securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

o securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

o securities held by a personal holding company controlled by you alone or jointly with others;

o securities held by (i) your spouse, unless legally separated, or you and your spouse jointly, or (ii) your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

o securities you have the right to acquire, unless you have waived that right, (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

You will NOT be deemed to have beneficial ownership of securities in the following situations:

o securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership's portfolio; and

o securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

THESE EXAMPLES ARE NOT EXCLUSIVE. THERE ARE OTHER CIRCUMSTANCES IN WHICH YOU MAY BE DEEMED TO HAVE A BENEFICIAL INTEREST IN A SECURITY. ANY QUESTIONS ABOUT WHETHER YOU HAVE A BENEFICIAL INTEREST SHOULD BE DIRECTED TO THE COMPLIANCE OFFICER.

                                                                     Appendix B



                          ACCESS PERSONS OF THE ADVISER

                                                                     Appendix C


SS. 270.17J-1 PERSONAL INVESTMENT ACTIVITIES OF INVESTMENT COMPANY PERSONNEL.


(a)  Definitions. For purposes of this section:

     (1)  Access Person means:

          (i) Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

               (A) If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

               (B) An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

          (ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

     (2)  Advisory Person of a Fund or of a Fund's investment adviser means:

          (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

          (ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

     (3) Control has the same meaning as in section 2(a)(9) of the Act [15 U.S.C. 80a-2(a)(9)].

     (4) Covered Security means a security as defined in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], except that it does not include:

          (i)  Direct obligations of the Government of the United States;

          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          (iii) Shares issued by open-end Funds.

     (5) Fund means an investment company registered under the Investment Company Act.

     (6) An Initial Public Offering means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

     (7) Investment Personnel of a Fund or of a Fund's investment adviser means:

          (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

          (ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     (8) A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the Securities
          Act of 1933.

     (9) Purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

     (10) Security Held or to be Acquired by a Fund means:

          (i)  Any Covered Security which, within the most recent 15 days:

               (A)  Is or has been held by the Fund; or

               (B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

          (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph
               (a)(10)(i) of this section.

(b) Unlawful Actions. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

     (1)  To employ any device, scheme or artifice to defraud the Fund;

     (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

     (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

     (4)  To engage in any manipulative practice with respect to the Fund.

(c)  Code of Ethics.

     (1)  Adoption and Approval of Code of Ethics.

          (i) Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this section.

          (ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

         (iii) If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph (c)(1)(ii) of this section. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.

     (2)  Administration of Code of Ethics.

          (i) The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

          (ii) No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

               (A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

               (B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

     (3)  Exception for Principal Underwriters. The requirements of paragraphs
          (c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

          (i) The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

          (ii) An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

(d)  Reporting Requirements of Access Persons.

     (1) Reports Required. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

          (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:

               (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

               (B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

               (C)  The date that the report is submitted by the Access Person.

          (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

               (A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                    (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                    (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    (3) The price of the Covered Security at which the transaction was effected;

                    (4) The name of the broker, dealer or bank with or through which the transaction was effected; and

                    (5) The date that the report is submitted by the Access Person.

               (B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                    (1) The name of the broker, dealer or bank with whom the Access Person established the account;

                    (2)  The date the account was established; and

                    (3) The date that the report is submitted by the Access Person.

         (iii) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

               (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

               (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

               (C)  The date that the report is submitted by the Access Person.

     (2)  Exceptions from Reporting Requirements.

          (i) A person need not make a report under paragraph (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

          (ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-2(a)(19)], and who would be required to make a report solely by reason of being a Fund director, need not make:

               (A) An initial holdings report under paragraph (d)(1)(i) of this section and an annual holdings report under paragraph
                    (d)(1)(iii) of this section; and

               (B) A quarterly transaction report under paragraph (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

          (iii) An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this section if:

               (A) The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

               (B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

          (iv) An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph (d)(1)(ii) of this section if all the information in the report would duplicate information required to be recorded under ss.ss. 275.204-2(a)(12) or 275.204-2(a)(13) of this chapter.

          (v) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

     (3) Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph
          (d)(1) of this section must institute procedures by which appropriate management or compliance personnel review these reports.

     (4) Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

     (5) Beneficial Ownership. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under ss. 240.16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations thereunder. Any report required by paragraph (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(e) Pre-approval of Investments in IPOs and Limited Offerings. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

(f)  Recordkeeping Requirements.

     (1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

          (A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

          (B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

          (C) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph (d)(2)(v) of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

          (D) A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

          (E) A copy of each report required by paragraph (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     (2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.